Exhibit 99.1

PodcastOne (Nasdaq: PODC) Anticipates Record Q3 and Fiscal 2026 Results; Raises Full
Fiscal 2026 Guidance to $58M - $60M of Revenue with $5M - $6M of Adjusted EBITDA*

●	Record Q3 Fiscal 2026 Results

ο	Expected Revenue of $15.3M - $15.5M+ and Adjusted EBITDA* of $1.8M- $ 2.3M+ (350%+ YOY)

●	Record Nine Months Ended December 31, 2025 Results

ο	Expected Revenue of $45M - $46M+ and Adjusted EBITDA* of $3.4M - $3.6M+ (350%+ YOY)

●	Capital and Balance Sheet Highlights

ο	LiveOne (Nasdaq: LVO) acquired 771K PODC shares YTD, including 186K shares in Q3 Fiscal 2026

ο	Paid off $1.7M of Capchase debt in full

LOS ANGELES, CA, Jan. 23, 2026 — PodcastOne (Nasdaq: PODC), a leading publisher and podcast sales network, announced today certain anticipated record financial results for its third fiscal quarter ended December 31, 2025 (“Q3 Fiscal 2026”), provided certain key highlights and updated guidance for its fiscal year ending March 31, 2026 (“Fiscal 2026”).

“Our anticipated strong performance reflects the continued expansion of our podcast network, growing advertiser demand, and the success of our strategic partnerships,” said Kit Gray, President and Co-Founder of PodcastOne. “As we continue to build strategic relationships that expand our reach and enhance monetization and innovation across the platform, we believe PodcastOne is well positioned for sustained, long-term growth,” continued Mr. Gray.

“Our momentum continues to build as our revenue accelerates and EBITDA expands,” said Robert Ellin, Executive Chairman of PodcastOne. “The addition of Dr. Phil, combined with a strengthened balance sheet and full repayment of Capchase debt, positions us exceptionally well for the next phase of growth, including strategic M&A,” continued Mr. Ellin.

The select financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for Q3 Fiscal 2026. As of the date of this press release, PodcastOne has not completed its financial statement reporting process for Q3 Fiscal 2026, and PodcastOne’s independent registered accounting firm has not audited or reviewed the preliminary financial results discussed in this press release. During the course of PodcastOne’s fiscal quarter-end closing procedures and review process, PodcastOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated preliminary unaudited financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results, and are not guarantees of future performance and may differ from actual results.

About PodcastOne, Inc.

PodcastOne (NASDAQ: PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; LiveOne’s ability to implement its digital assets treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for up to the maximum announced amount, and other risks related to such strategy; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne’s and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025, PodcastOne’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Use of Non-GAAP Financial Measures*

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full fiscal year 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

PodcastOne Press Contact:

pmanley@podcastone.com

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